UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2022 (January 27, 2022)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2022, On Track Innovations Ltd. (the “Company”) announced that it entered into a binding term sheet (the “Term Sheet”) with Nayax Ltd. (“Nayax”). The Term Sheet provides that the Company and Nayax shall enter into a two-step transaction relating to (i) Nayax extending a senior secured convertible loan to the Company (the “Loan”); and (ii) the purchase by Nayax of 100% of the share capital of the Company pursuant to a merger agreement (the “Merger Agreement”).

On January 27, 2022, the Company entered into a Senior Secured Convertible Loan Agreement (the “Agreement”) with Nayax. Under the Agreement, Nayax has agreed to extend a loan to the Company in the amount of $5,500,000 (the “Loan Amount”), of which approximately $173,000 have been already advanced to the Company to pay the Company’s employee salaries. The Loan Amount is expected to be used to pay in full the Company’s existing debts to its secured creditors (the “Secured Debt”) and discharge certain current liabilities. The Loan is subject to 10% interest per year, and the accumulated interest and value added tax, if any, is payable quarterly commencing on April 1, 2022. The Loan matures on the second anniversary of the closing of the Loan Agreement and may not be prepaid by the Company. Nayax may, in its sole discretion, extend additional loans to the Company, which amounts would be added to the Loan Amount. The Company undertook not to enter into, during the Exclusivity Period (as such term is defined below), any loan, financing, credit or similar agreement with any third party, except with Lender’s prior written approval, which approval.

Upon full payment of the Secured Debt and removal of security interests relating thereto, the Loan Amount shall rank senior to any other indebtedness of the Company. The Company undertook that until repayment of the Loan Amount, it shall not, without the Lender’s prior express written consent, create any lien, pledge, charge, encumbrance, hypothecation or similar arrangements or other third-party rights of any kind with respect to its assets or property, including intellectual property rights.

The Loan Amount is secured pursuant to a debenture (the “Debenture”) by a first priority floating charge over all the tangible or intangible assets and other property of the Company as of the date of the Agreement or thereafter acquired.

The Lender has the right to convert the Loan Amount after the earlier to occur: (i) an Event of Default (as defined in the Agreement), or (ii) the completion of the Merger Agreement, and prior to the repayment in full of the Loan Amount, into ordinary shares, par value NIS 0.1 (the “Ordinary Shares”), of the Company, at a price per Ordinary Share equal to $0.043 (the “Conversion”). The Company agreed to convene a shareholders meeting if the Lender has the right of Conversion but the Company has insufficient registered share capital, or if shareholder approval is required, to effect the Conversion. Until the repayment of the Loan Amount or otherwise conversion thereof, the Company agreed not to issue to any third party any shares, options, warrants, or any other instrument convertible into Ordinary Shares, without the prior written consent of the Lender. Upon the occurrence of an Event of Default, at the election of the Lender: (i) the Loan Amount shall become immediately due and payable; and (ii) the interest on the Loan Amount shall be increased to an annual rate of 16%.

The Company further undertook that until the earlier to occur of: (i) consummation of the Merger Agreement, or (ii) the date that is six months following the execution date of the Agreement (the “Exclusivity Period”), the Company, its board of directors, any of its executive officers, their agents or representatives in their capacity as such (collectively, the “Standstill Parties”) shall cease all discussions, negotiations, solicitation of offers, or provision of information to any third party regarding a competing transaction. In addition, during Exclusivity Period, none of the Standstill Parties shall sell, transfer, pledge or perform any other transactions with the Company’s shares or debt, except with the prior written approval of the Lender.

The Agreement and Debenture include customary representations and warranties, as well as events of default, which include, among other things, failures to repay any amounts due to the Lender, breaches or defaults under the terms of the Agreement or Debenture. If an event of default occurs, the Loan Amount shall immediately become due and payable, without the need for any notice by the Lender. In case of any contradiction or discrepancy between the Agreement and the Term Sheet, the provisions of the Agreement shall control, provided that nothing in the Agreement shall derogate from the parties’ obligations under the Term Sheet.

The securities being issued are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, Nayax is an accredited investor, Nayax is taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities. The Debenture and the Ordinary Shares issuable upon conversion of the Debenture have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Agreement and the Debenture are qualified by reference to the full text of the Agreement and the Debenture, copies of which are filed as Exhibit 10.1 and 4.1, respectively, to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On January 31, 2022, Nayax advised the Company that it paid in full all amounts due under that certain loan financing agreement dated December 9, 2020, with Jerry L. Ivy, Jr., Descendants’ Trust and another party, as such agreement was amended (the “Ivy Loan Agreement”) and the associated debenture. Accordingly, the Ivy Loan Agreement and the associated debenture, have been satisfied in full and have been terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

4.1	Debenture Dated January 27, 2022.

10.1	Loan Financing Agreement dated January 27, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of federal securities laws. For example, forward-looking statements are being used when the Company discusses the potential to enter into and close the Merger Agreement, the payment of debts, the use of the proceeds from the Agreement, and the potential for the signing of the Merger Agreement, . These forward-looking statements and their implications are based on the current expectations of the management of the Company only and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the registrant, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: January 31, 2022	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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